UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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The KEYW Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KEYW HOLDING CORPORATION

Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation (“KEYW” or the “Company”) to be held at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland 20763, on Wednesday, August 17, 2011 at 10:00 a.m. Eastern Time. We invite you to arrive at 9:30 a.m. to visit with KEYW management. A continental breakfast will be served.

As discussed in the enclosed Proxy Statement, the matters to be acted on at the Annual Meeting are: (1) the election of directors, (2) the ratification of the appointment of the Company’s independent registered public accounting firm, (3) a non-binding advisory vote on executive compensation (a “Say on Pay” vote), and (4) a non-binding advisory vote on the frequency of holding a Say on Pay vote. Additionally, there will be a presentation reviewing the Company’s performance in 2010 and through the second quarter of 2011. There will also be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

The Company’s 2010 Annual Report is enclosed. The 2010 Annual Report is not a part of the enclosed Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning the enclosed Proxy Card in the enclosed envelope or by transmitting your voting instructions online at www.proxyvote.com. If you sign and return your Proxy Card without specifying your choices, your shares will be voted in accordance with the recommendations of the Company’s board of directors contained in the enclosed Proxy Statement.

We look forward to seeing you on August 17, 2011 and urge you to return your Proxy Card as soon as possible.

Respectfully yours,

Leonard E. Moodispaw
Chairman, President & Chief Executive Officer

Hanover, Maryland
July 15, 2011

THE KEYW HOLDING CORPORATION

1334 Ashton Road, Suite A
Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 17, 2011

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The KEYW Holding Corporation, a Maryland corporation, (“KEYW” or the “Company”), will be held at 10:00 a.m. Eastern Time on Wednesday, August 17, 2011, at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland 20763, for the following purposes:

1.	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
3.	To take a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (“Say on Pay”);
4.	To take a non-binding advisory vote on the frequency of taking the advisory vote on Say on Pay in future years; and
5.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Company’s board of directors has fixed the close of business on June 29, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

Please indicate your vote, date and sign the enclosed Proxy Card and promptly return it in the enclosed pre-addressed envelope or transmit your voting instructions online at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your Proxy Card, you still may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 17, 2011

The Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO
Secretary
Hanover, Maryland
July 15, 2011

i

ii

THE KEYW HOLDING CORPORATION

1334 Ashton Road, Suite A
Hanover, Maryland 21076

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 17, 2011

This Proxy Statement and enclosed Proxy Card is furnished to the holders of common stock, $0.001 par value (the “Common Stock”), of The KEYW Holding Corporation, a Maryland corporation (“KEYW” or the “Company”) and is solicited by the board of directors of the Company (the “board of directors”) for use at the Annual Meeting of Stockholders to be held on August 17, 2011 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Time (“EDT”) on Wednesday, August 17, 2011, at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland 20763. The approximate date on which the Notice of Annual Meeting, Proxy Statement and Proxy Card are first sent or given to stockholders is July 15, 2011.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the Proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein; “FOR” ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; “FOR” the Say on Pay proposal; and “FOR” the selection of “3 Years” as the frequency that stockholders are provided an advisory vote on Say on Pay. The Company’s board of directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the board of directors with respect to any other business that may properly come before the Annual Meeting.

The board of directors has fixed the close of business on June 29, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were 26,167,243 shares of the Company’s Common Stock outstanding. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of at least a majority of the shares outstanding as of the Record Date will be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected. Each other proposal must receive a majority of the votes cast at the Annual Meeting to be approved. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Because the vote on the Say on Pay proposal is advisory, it will not be binding on the board of directors or the Company. However, the compensation committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements. Additionally, the vote on the Say on Frequency proposal is advisory and is not binding on the board of directors or the compensation committee and the board of directors may determine to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the compensation committee will take into account the outcome of this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submission of a Proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company or employees of the Company’s transfer agent, Registrar and Transfer Company, may solicit the return of proxies by telephone, telegram or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 1334 Ashton Road, Suite A, Hanover, MD 21076, by e-mail and directed to corporatesecretary@keywcorp.com or orally and directed to the Secretary at 443-270-5300.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 26,167,243 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes set forth as of June 29, 2011, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person or group who beneficially owns more than 5% of the Common Stock, (ii) each of the directors of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership+	Percentage of Outstanding Shares of Common Stock Beneficially Owned(1)
Baron Capital Group, Inc. and related parties(2)	1,500,000	5.73%
Corporate Office Properties Trust and related parties (3)	2,618,184	9.99%
GEF Capital Company, LLC and related parties(4)	2,488,638	9.22%
The Hannon Family LLC and related parties(5)	2,250,000	8.36%
Vedanta Opportunities Fund, L.P. and related parties(6)	1,969,092	7.33%
Leonard E. Moodispaw(7)	1,185,000	4.49%
John E. Krobath(8)	184,375	**
Mark A. Willard(9)	141,750	**
Edwin M. Jaehne(10)	31,000	**
Kimberly J. DeChello(11)	141,050	**
William I. Campbell(12)	18,000	**
Pierre A. Chao	—	**
John G. Hannon(13)	302,219	1.14%
Kenneth A. Minihan(14)	11,750	**
Arthur L. Money(15)	11,750	**
Caroline S. Pisano(16)	1,250,230	4.75%
All Directors and Executive Officers as a Group (11 persons)(17)	3,277,124	11.96%

*	Except as noted below, all beneficial owners are directors and/or officers of the Company and can be reached c/o The KEYW Holding Corporation, 1334 Ashton Road, Suite A, Hanover, MD 21076.
+	Except as noted below, the nature of such beneficial ownership is direct, with sole voting and investment power.
**	Less than 1%.
(1)	Based on 26,167,243 shares outstanding as of June 29, 2011. All restricted stock regardless of vesting status is included since these shares have voting rights.
(2)	Based on a Schedule 13G filed with the SEC on February 14, 2011 by Baron Capital Group, Inc., BAMCO, Inc., Baron Small Cap Fund and Ronald Baron. Principal Business Office address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2011 and a Form 4 filed with the SEC on June 9, 2011 by Corporate Office Properties Trust, Corporate Office Properties, L.P. and Randall M. Griffin. Mr. Griffin also has direct ownership of an additional 25,000 shares. Principal Business Office address is address is 6711 Columbia Gateway Drive, Suite 300, Columbia, MD 21046.
(4)	Based on a Schedule 13G filed with the SEC on February 14, 2011 by GEF Capital Company Holdings, LLC, GEF Management Corporation and Global Environment Capital Company, LLC. Principal Business Office address is c/o Global Environment Fund, 5471 Wisconsin Avenue, Suite 300, Chevy Chase, MD 20815.

(5)	Based on a Schedule 13G filed with the SEC on February 14, 2011, as amended June 2, 2011, by The Hannon Family LLC, Glenn A. Hannon, Natalie R. Hannon Kizer and Nichole Potee. Principal Business Office address is 4416 East West Highway, Bethesda, MD 20814.
(6)	Based on a Schedule 13G filed with the SEC on January 18, 2011 by Vedanta Opportunities Fund, L.P., Vedanta Associates, L.P., Vedanta Partners, LLC, Alessandro Piol and Parag Saxena. Principal Business Office address is 540 Madison Avenue, 38th Floor, New York, NY 10022
(7)	Shares deemed to be beneficially owned by Leonard E. Moodispaw include: (i) shares held by Mr. Moodispaw himself, who directly owns 141,100 shares of common stock, 168,900 of restricted stock and presently exercisable rights to acquire 20,000 shares of common stock through warrants and 39,500 shares of common stock through stock options; and (ii) shares held by The Leonard E. Moodispaw 2009 Grantor Retained Annuity Trust which holds 500,000 shares of common stock and presently exercisable rights to acquire 315,500 shares of common stock through warrants. Mr. Moodispaw has voting and dispositive power over the shares beneficially owned by the trust. Mr. Moodispaw disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein.
(8)	Of the shares shown as beneficially owned, 11,500 are owned directly by Mr. Krobath, 79,000 shares are restricted stock, 5,750 represent presently exercisable rights to acquire common stock through warrants, and 88,125 represent presently exercisable rights to acquire common stock through stock options.
(9)	Of the shares shown as beneficially owned, 9,000 are owned directly by Mr. Willard, 119,000 shares are restricted stock and 13,750 represent presently exercisable rights to acquire common stock through stock options.
(10)	Of the shares shown as beneficially owned by Mr. Jaehne, 14,500 shares are restricted stock and 16,500 represent presently exercisable rights to acquire common stock through stock options.
(11)	Of the shares shown as beneficially owned, 10,250 are owned directly by Ms. DeChello, 118,300 shares are restricted stock and 12,500 represent presently exercisable rights to acquire common stock through stock options.
(12)	Of the shares shown as beneficially owned, 8,000 are owned directly by Mr. Campbell and 10,000 represent presently exercisable rights to acquire common stock through stock options under his consulting firm Sanoch Management LLC.
(13)	Shares deemed to be beneficially owned by John G. Hannon include 29,491 shares of common stock owned by The John G. Hannon Revocable Trust U/A DTD 03/09/04 and presently exercisable rights to acquire 272,728 shares of common stock through warrants held by such trust. Mr. Hannon has voting and dispositive power over the shares owned by the above entities. Mr. Hannon disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.
(14)	Of the shares shown as beneficially owned by Mr. Minihan, 3,500 shares are restricted stock and 8,250 represent presently exercisable rights to acquire common stock through stock options.
(15)	Of the shares shown as beneficially owned by Mr. Money, 3,500 shares are restricted stock and 8,250 represent presently exercisable rights to acquire common stock through stock options.
(16)	Shares deemed to be beneficially owned by Caroline S. Pisano include: (i) shares held by Ms. Pisano herself, who beneficially owns 826,820 shares of common stock and presently exercisable rights to acquire 20,000 shares of common stock through warrants; and (ii) presently exercisable rights to purchase 403,410 shares of common stock through warrants held by The Caroline S. Pisano 2009 Irrevocable Trust. Ms. Pisano has voting and dispositive power over the shares beneficially owned by the trust. Ms. Pisano disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein.
(17)	Of the shares shown as beneficially owned, 196,875 represent presently exercisable rights to acquire Common Stock through stock options and 1,037,388 represent presently exercisable rights to acquire common stock through warrants.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our board of directors consists of seven individuals. Directors are elected annually, and each director holds office for a one-year term. The board of directors generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Maryland law, board action may be taken without a meeting upon unanimous written consent of all directors.

The biographical information presented later in this Proxy discusses the specific experience, qualifications, attributes and skills contributing to our conclusion that each director should serve as a member of our board of directors. Board members who have an investment stake in the Company, either individually or as executives of entities that comprise some of our significant stockholders, have interests that are aligned with the Company’s desire to grow and prosper. We believe that each director has demonstrated business acumen and an ability to exercise sound and ethical judgment, as well as a commitment of service to the Company and to our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees, in government agencies, and in private companies, which when aggregated as a full board we feel provides the level of expertise necessary in directing the Company.

Director Independence

Under the NASDAQ Marketplace Rules, a majority of our board of directors must be comprised of independent directors, and each member of our audit, compensation and nominating and corporate governance committees must be an independent director, as defined under the NASDAQ Marketplace Rules. Under the NASDAQ Marketplace Rules, a director does not qualify as an “independent director” if, in the opinion of the company’s board of directors, the director has any relationship which would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In addition, under the NASDAQ Marketplace Rules, an independent director may not be an executive officer or employee of the Company and must satisfy certain other requirements.

In addition, each member of our audit committee must satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of the audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (2) be an affiliated person of the company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director under the NASDAQ Marketplace Rules and under applicable securities laws and rules. As a result of this review, our board of directors affirmatively determined that Mr. Campbell, Mr. Chao, Mr. Hannon, Mr. Minihan, Mr. Money and Ms. Pisano, representing a majority of the board of directors and all of the members of the audit committee, compensation committee, and nominating and corporate governance committee, are “independent directors” as defined under the NASDAQ Marketplace Rules and that each member of our audit committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act.

Board Committees

Our board of directors has established an audit committee, a compensation committee, an ethics committee, and a nominating and corporate governance committee, with each committee having the composition and responsibilities described below. The members of each committee are appointed by our board of directors. The CEO is ex-officio a member of all standing committees per the Company’s bylaws. Copies of the charters of each of the audit committee, compensation committee, and nominating and corporate governance committee setting forth the responsibilities of the committees are available on our website at www.keywcorp.com. We periodically review and revise the committee charters.

Audit Committee

Our audit committee is comprised of Caroline Pisano, Arthur Money, and John Hannon. Ms. Pisano is the chairperson of our audit committee. Our board of directors has determined that each member of the audit committee meets the financial literacy requirements under the rules and regulations of the NASDAQ and that

Ms. Pisano qualifies as an “audit committee financial expert” under applicable SEC rules. In addition, our board of directors has determined that each member of our audit committee is an independent director under the listing standards of The NASDAQ Stock Market and is independent pursuant to Rule 10A-3 of the Exchange Act. As provided for in the audit committee’s charter, as approved by our board of directors, our audit committee is responsible for, among other things:

•	Determining the appointment, compensation, retention and oversight of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	Evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	Overseeing our accounting and financial reporting processes and the audits of our financial statements; and
•	Reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements as they relate to financial statements or accounting matters.

The audit committee held three meetings in 2010.

Compensation Committee

Our compensation committee is comprised of Messrs. Money and Hannon. Mr. Money is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is an “independent director” as defined under the NASDAQ Marketplace Rules. As provided for in the committee’s charter, as approved by our board of directors, our compensation committee is responsible for, among other things:

•	Reviewing and recommending KEYW’s general policy regarding executive compensation;
•	Reviewing and recommending compensation for our chief executive officer and our other executive officers, including annual base salary, annual incentive bonus (including the specific goals required to receive an annual incentive bonus and the amount of any such annual incentive bonus), equity compensation and any other benefits or compensation;
•	Reviewing and recommending any employment-related agreements, severance arrangements and change-of-control arrangements and similar agreements/arrangements for our executive officers;
•	Reviewing and recommending compensation plans for our employees and amendments to our compensation plans to our board of directors;
•	Preparing the Compensation Committee Report that the SEC requires to be included in our annual Proxy Statement; and
•	Overseeing, reviewing and making recommendations with respect to our equity incentive plans.

The compensation committee held one meeting in 2010.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Minihan and Hannon. Mr. Hannon is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee is an “independent director” as defined under the NASDAQ Marketplace Rules. As provided for in the committee’s charter, as approved by our board of directors, our nominating and corporate governance committee is responsible for, among other things:

•	Reviewing developments in corporate governance practices and developing and recommending governance principles, policies and procedures applicable to KEYW;
•	Identifying, reviewing and recommending to our board of directors nominees for election to our board of directors and to fill vacancies on our board of directors;

•	New director orientation;
•	Reviewing and making recommendations to our board of directors regarding board committee structure and membership; and
•	Succession planning for our executive officers.

The nominating and corporate governance committee held no meetings in 2010.

Ethics Committee

Our ethics committee is composed of Messrs. Minihan and Moodispaw. Mr. Moodispaw is the chairperson of our ethics committee. Our ethics committee is responsible for, among other things:

•	Advising our management and board of directors of means to ensure that we adhere to the highest ethical standards in our day to day operations;
•	Ensuring that a positive working environment is created and maintained for all of our employees and that those employees are challenged to meet such a standard;
•	Providing a forum for advice to the internal auditor and corporate counsel, our management and any of our employees to consider ethical issues; and
•	Recommending to our management and the entire board of directors means to train managers and employees.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee. Mr. Hannon has had certain relationships or has engaged in certain transactions with us during our prior fiscal year, which are set forth below.

Issuance of Promissory Notes. In March 2010, we issued subordinated unsecured promissory notes bearing interest at an annual rate of 8% and warrants to purchase 20,000 shares of common stock, or a pro rata portion thereof, for each $1.0 million loaned. The notes were issued to certain existing stockholders, including the John G. Hannon Revocable Trust U/A DTD 03/09/04, an entity for which Mr. Hannon has voting and dispositive power, in connection with the financing of our acquisition of Insight Information Technology, LLC (“IIT”). The principal amount of notes purchased by John G. Hannon Revocable Trust U/A DTD 03/09/04 was $3,000,000 and the number of warrants issued to John G. Hannon Revocable Trust U/A DTD 03/09/04 was 60,000. The promissory notes were paid off in October 2010 for $3.1 million including $137,846 of interest.

May 2009 Private Placement. In May 2009, we conducted a private placement of our common stock and warrants and the John G. Hannon Revocable Trust U/A DTD 03/09/04, an entity for which Mr. Hannon has voting and dispositive power, participated in this transaction. The private placement was conducted at a price per unit of $5.50, with each unit consisting of one share of common stock and warrant coverage equal to 50% of a share of common stock. The warrants have an exercise price of $5.50 per share and expire seven years from the date of issuance. John G. Hannon Revocable Trust U/A DTD 03/09/04 each invested $3 million in this private placement and were each issued 545,456 shares of common stock and 272,728 warrants.

Director Selection Criteria

Our goal in selecting directors is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our board of directors to engage in forthright discussion about our strategies, risks and plans as a company.

The nominating and corporate governance committee shall identify, review and recommend candidates to serve on the board. The committee may use outside consultants to assist in identifying candidates. Final approval of a candidate is determined by the full board. The committee and the board shall take the following factors into consideration, including such other factors as the board may determine:

•	Regulatory Requirements. They will assure that the board has directors who meet the applicable criteria for committee or board membership established by regulatory entities including NASDAQ, the Securities and Exchange Commission, and the Internal Revenue Service.
•	Independence. They shall assure that at least a majority of the board will be independent directors in accordance with NASDAQ regulations.
•	Overall Board Composition. They will consider the board’s overall composition in light of current and future needs. Among the characteristics the committee may consider are: professional skills and background, experience in relevant industries, diversity, age and geographic background.
•	Performance. They will consider the past performance of incumbent directors.
•	Other Criteria. Particularly with regard to new directors, they will also assess whether the candidates have the qualities expected of all directors, including integrity, judgment, acumen, and the time and ability to make a constructive contribution to the board.
•	Notice. In order to assure that the board has ample notice of potential recommended changes in the board, the nominating and corporate governance committee will inform the board of the criteria used by the committee in evaluating director nominations in advance of, and at the time of, submitting such nominations to the board.

The board, taking into consideration the recommendations of the nominating and corporate governance committee, shall be responsible for selecting the nominees for election to the board by the stockholders and for appointing directors to the board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The board, taking into consideration the assessment of the nominating and corporate governance committee, shall also make a determination as to whether a nominee or appointee would be an independent director.

Stockholder Nominations

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the nominating and corporate governance committee through the Secretary. The Company has not received any recommended nominees from any stockholder to date. Stockholders can send nominations by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 270-5355 or by mail to Corporate Secretary, The KEYW Holding Corporation, 1334 Ashton Road, Suite A, Hanover, MD 21076.

Code of Ethics

KEYW has adopted a code of business conduct and ethics applicable to all of our officers including our CEO and CFO, directors, and employees. A copy of the code is available on our corporate website at www.keywcorp.com. The policies and procedures address a wide array of professional conduct, including, but not limited to:

Conduct	Political Contributions, Activities and Public Positions
Public Disclosure	Government Officials and Company Personnel
Legal Compliance	Payments to Employees of Customers or Suppliers
Government Business	Conflict of Interest
Company Records and Accounts	Compliance with Tax and Currency Laws
Insider Trading	Time Recording
Vigilant Reporting	Reporting of Violations
Indoctrination

Any person may receive a copy of this Code of Ethics at no charge by contacting the Corporate Secretary via email to corporatesecretary@keywcorp.com or by phone at 443-270-5300.

Employees with complaints or concerns may report these through the KEYW OpenBoard which provides an anonymous and confidential method for reporting any issues or concerns. Employees may present concerns anonymously through OpenBoard at 866-265-3857. Confidential reports also may be submitted by mail addressed to the Corporate Secretary for delivery to the board of directors, submitted online at https://www.openboard.info/keyw/index.cfm or by e-mail at keyw@openboard.info.

Communication between Stockholders and Directors

The board of directors recommends that stockholders initiate any communications with the board of directors in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 270-5355 or by mail to Corporate Secretary, The KEYW Holding Corporation, 1334 Ashton Road, Suite A, Hanover, MD 21076. This centralized process will assist the board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The board of directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the board of directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the board of directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The board of directors held five meetings during 2010. Each director attended more than 75% of the total number of meetings of the board and committees on which they served. It is the policy of the Company and board of directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. It is anticipated that all directors nominated for election at the Annual Meeting will be in attendance at the Annual Meeting.

Board Leadership Structure

The Company is led by Leonard E. Moodispaw, who has served as the Chief Executive Officer, President & Chairman of the board of directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. All six of our other directors satisfy NASDAQ independence requirements. The Company does not have a member of the board of directors who is formally identified as the lead independent director. However, independent directors head each of the three primary committees — the audit committee, the compensation committee, and the nominating and corporate governance committee, and each of the committees is comprised solely of independent directors.

Although, the board of directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separated, we believe that our current board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

Board Role in Risk Oversight

The role of the board of directors in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business units and corporate functions, the board of directors considers and addresses the primary risks associated with those units and functions. The full board of directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the committees, and particularly the audit committee, plays a role in overseeing risk management issues that fall within each committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the audit committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the audit committee last met. The audit committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full board of directors. In performing its functions, the audit committee and each committee of the board of directors has full access to management, as well as the ability to engage advisors. The board of directors receives reports from each of the committees regarding each committee’s particularized areas of focus.

Director Compensation

Directors who are full-time employees of KEYW receive no additional compensation for their service as directors. In addition, in 2009, two of our directors, Mr. Griffin (for COPT) and Mr. Campbell (for Vedanta), served as designees of particular stockholders on our board of directors pursuant to the stockholders’ agreement, and had declined to accept compensation for their services as directors. Effective with the Initial Public Offering (“IPO”), Mr. Campbell has accepted compensation for his services but Mr. Griffin is still declining any compensation. With respect to non-employee directors, our philosophy is to provide competitive compensation necessary to attract and retain outstanding people to our board of directors. The compensation committee reviews annually the form and amount of director compensation, and as part of its review of the compensation policies of KEYW, has sought input from Grant Thornton (“Compensation Consultant”) as to director compensation practices of similarly-situated companies.

For 2010, the board of directors and the compensation committee approved the following changes to non-employee director compensation levels:

•	Annual retainer of $20,000 for board service;
•	Audit committee chairperson retainer of $10,000;
•	Compensation committee chairperson retainer of $5,000;
•	Ethics committee chairperson retainer of $5,000; and
•	Nominating and corporate governance committee chairperson retainer of $5,000.

The table below summarizes the compensation paid by KEYW to non-employee directors for the fiscal year ended December 31, 2010.

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
William Campbell(2)	—	41,182	41,182
Pierre Chao	5,000	—	5,000
Randall Griffin	—	—	—
John Hannon(3)	—	—	—
Kenneth Minihan	20,000	—	20,000
Arthur Money	20,000	—	20,000
Caroline Pisano(4)	7,500	—	7,500

(1)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718 Compensation-Stock Compensation (formerly FAS 123R). For a description of the assumptions used in making these calculations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our audited financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2010.
(2)	Effective with the IPO, Mr. Campbell was granted options for his services on the board of directors. The total grant was for 20,000 shares.
(3)	Mr. Hannon declines any compensation for his services as a director to which he is otherwise eligible.
(4)	Prior to our IPO, Ms. Pisano declined any compensation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following discussion provides an overview and analysis of the compensation programs applicable to each person that served as our principal executive officer or principal financial officer during 2010 and our three other most highly compensated executive officers for 2010 (referred to herein as our Named Executive Officers, or NEOs), and certain executive compensation 2010 policies. This section also explains our general compensation philosophy and objectives and how we made compensation decisions for our NEOs for 2010. Our NEOs in 2010 were:

•	Leonard Moodispaw — President & Chief Executive Officer;
•	John Krobath — Chief Financial Officer;
•	Mark Willard — Chief Impact Officer;
•	Edwin Jaehne — Chief Strategy Officer; and
•	Kimberly DeChello — Chief Administrative Officer.

This discussion contains forward-looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Objectives

The overall goal of our compensation programs is to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. We believe that compensation plays a role in, but is not the exclusive means of, achieving these goals. Non-financial attributes, such as a rewarding and innovative work environment, challenging projects, and career growth opportunities also help us to attract and motivate the leaders we seek to employ at KEYW.

We aim to design our compensation programs so that our executive officers are motivated both to achieve strong short-term (annual) performance goals and to contribute to the creation of long-term stockholder value. Accordingly, a significant portion of each executive’s total compensation is tied to the achievement of annual performance goals and to long-term stock appreciation. In addition, we believe that annual incentive compensation for our executive officers should be based primarily on the achievement of objective corporate financial goals, with the flexibility to also reward our executives for exceptional contributions to the achievement of these goals or for the achievement of specific individual goals or other corporate performance goals.

Change of Control and Severance Benefits

We have change of control and severance provisions in the employment agreements in place for our NEOs. For a further discussion of the change of control and severance provisions applicable to our NEOs see “Employment Agreements” and “Potential Payments upon Termination or a Change of Control” below.

Determination of Executive Compensation

Role of Compensation Committee and Board of Directors.  We established a compensation committee of our board of directors in January 2009 to review and recommend to our board of directors compensation for our executive officers, including our NEOs. Prior to that time, compensation decisions were reviewed and approved by our full board of directors, as part of the formation and start-up of KEYW. Since its formation, the compensation committee has been responsible for:

•	reviewing and recommending corporate goals and objectives as they relate to executive compensation;
•	evaluating the performance of executive officers;

•	overseeing the administration of incentive and equity-based compensation plans;
•	recommending new plans, plan amendments, and/or the termination of current plans;
•	recommending board of directors’ compensation, such as retainers, chairperson fees, or equity grants; and
•	overseeing the work of external consultants advising KEYW on compensation matters.

For a more detailed description of the role of our compensation committee, see “Board Committees — Compensation Committee” above.

Role of Management.  Our Chief Executive Officer participates in meetings of our compensation committee upon the request of its members and in meetings of our board of directors as a member of the board and makes recommendations to the compensation committee and board of directors with respect to base salary, the setting of performance targets, the amounts of any short-term and long-term incentive compensation and equity awards for our executive officers. The compensation committee also works with our Chief Financial Officer and Chief Administrative Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Moodispaw nor any of our other NEOs participates in deliberations relating to his or her own compensation.

Assessment of Competitive Practices and Role of Compensation Consultant.  We believe that competitive compensation programs are critical in attracting, retaining and motivating the talent KEYW needs to achieve its stated objectives. In the third quarter of 2009, our board of directors engaged Grant Thornton LLP, “Compensation Consultant”, to assist the compensation committee in its assessment of the competitiveness of our executive compensation practices. Pursuant to its engagement, Compensation Consultant completed a benchmarking analysis of total direct compensation for top executives and other key employees and made recommendations to management and the compensation committee regarding executive and key employee compensation. In addition, Compensation Consultant assisted in the design of a new annual incentive plan and a new long-term incentive plan for KEYW executives and employees commencing in 2010. See “— Components of Executive Compensation” below, for further discussion of our annual incentive and long-term incentive plans. Compensation Consultant performed its work under the direction and authority of the board of directors and the compensation committee, with input from management.

Compensation Consultant’s benchmarking analysis was based on two distinct peer groups which it developed jointly with executive management.

The first peer group developed by Compensation Consultant and executive management and examined by the compensation committee consisted of companies that are comparable to KEYW with respect to industry and size as measured by revenues. The compensation committee reviewed companies that provide similar services/products to the Intelligence Community, which we refer to as the Industry Peer Group. The Industry Peer Group was as follows:

•	Aerovironment, Inc.
•	American Science & Engineering, Inc.
•	Applied Signal Technology, Inc.
•	Arcsight, Inc.
•	Argon ST, Inc.
•	Astronics Corporation
•	Axsys Technologies, Inc.

•	Cogent, Inc.
•	Dynamics Research Corporation
•	Globe Communication Systems, Inc.
•	Integral Systems, Inc.
•	Kratos Defense & Security Solutions, Inc.
•	NCI, Inc.
•	Stanley, Inc.

The second peer group developed by Compensation Consultant and executive management and examined by the compensation committee consisted of companies that had completed an initial public offering in the last three years (2007 – 2009) with comparable deal values and market capitalization as anticipated by our management in their discussions with Compensation Consultant, which we refer to as the IPO Peer Group. The IPO Peer Group was as follows:

•	Bridgepoint Education, Inc.
•	CardioNet, Inc.
•	Cumberland Pharmaceuticals, Inc.
•	Grand Canyon Education, Inc.
•	ICx Technologies, Inc.
•	IPC The Hospitalist Company, Inc.

•	LogMeIn, Inc.
•	Medidata Solutions, Inc.
•	OpenTable, Inc.
•	Rosetta Stone, Inc.
•	Veraz Networks, Inc.

Compensation Consultant also utilized published survey data from the following sources:

•	2009/2010 Watson Wyatt Top Management Compensation Report (for services companies with revenues ranging from $100 million to $449 million and for all organizations with revenues ranging from $250 million to $1 billion);
•	2009 Mercer Executive Benchmark Database (for professional services companies with revenues less than $500 million); and
•	2009 Radford Executive Survey (for all organizations with revenues ranging from $200 million to $499 million).

Compensation Consultant used these peer groups and industry surveys to present to the compensation committee data about salary, bonus and equity compensation at the 25th, 50th and 75th percentiles and the relative mix of these components of total compensation for executive and senior personnel positions at these comparable companies and in comparable industry and company groups. We use this compensation data as a reference point when setting compensation levels. Our compensation committee maintains discretion in determining the nature and extent to which this data is applied.

In the future, we anticipate examining market executive compensation practices utilizing the Industry Peer Group, but not the IPO Peer Group, as the Industry Peer Group more closely reflects our industry and competitors for customers and employees.

Components of Executive Compensation

The chart below lists and describes the elements currently included in our executive compensation program and summarizes our purpose in providing each such element. As further described below under “— Annual Incentives,” we did not have an annual incentive program in place for our executives for our 2009 fiscal year. We did include annual cash incentives as a component of our executive compensation program for 2010.

Compensation Component	Description	Purpose
Base Salary	Base compensation for performing core responsibilities and contributions to the Company.	Provide steady source of income based primarily on scope of responsibility and years of experience.
Annual Incentives	Annual cash incentive opportunities are provided for under the KEYW Annual Incentive Plan and are expressed as a percentage of base salary. Threshold, target, and maximum incentive opportunities are established based on corporate, business unit, and individual goals.	Ensure focus on specific annual goals, provide annual performance-based cash compensation, and motivate achievement of critical short-term performance metrics.
Long-Term Incentives	Equity grants provided under our equity incentive plans to all executives and employees. Equity award types provided for include:

•  Stock options
•  Restricted stock

	Cash-based incentives also may be provided from time to time under our long-term incentive plan.	Align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and reward long-term growth of the business.
Discretionary Awards	One-time awards of cash or equity.	Intended to recognize exceptional contributions to KEYW’s business by individual executives and employees.
Retirement, Health, & Welfare Benefits	Includes benefits such as: • Health, dental and vision insurance • Life insurance • Disability insurance • Long Term Care • Paid Time Off & Holidays • Company 401(k) contributions.	These benefits are part of our broad-based total compensation program, available to all full-time employees of the Company.

Base Salary.  Base salary is intended to provide executives with a base level of regular income for performance of their essential duties and responsibilities. In general, base salaries for our NEOs are initially negotiated with the executive at the time executives are hired, and reviewed annually by our compensation committee and board of directors, with input from our Chief Executive Officer (other than with respect to himself). In determining base salaries, we consider the executive’s qualifications and experience, salaries of executives in similar positions at comparable companies as described above under “— Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant,” and internal comparisons of the relative compensation paid to members of our executive team. For 2009, the compensation committee and our board of directors determined to maintain base salaries for our NEOs at the same level as base salaries in effect for 2008.

As described above, in the fourth quarter of 2009, Compensation Consultant conducted a benchmarking analysis of total direct compensation for top executives and other key employees, which contained recommendations as to base salaries of our NEOs. For 2010, the compensation committee approved the following increases to the base salary of our executive officers over 2009 base salaries based on a review of Compensation Consultant’s analysis and recommendations and the recommendations of our Chief Executive Officer (as to other executive officers):

Name/Title	2009 Base Salary	2010 Base Salary	Percentage Increase
Leonard Moodispaw President and Chief Executive Officer	$300,040	$350,002	16.65%
John Krobath Chief Financial Officer	$200,013	$225,014	12.50%
Mark Willard Chief Impact Officer	$210,621	$240,011	13.95%
Edwin Jaehne Chief Strategy Officer	$180,960	$200,013	10.53%
Kimberly DeChello Chief Administrative Officer and Secretary	$167,669	$200,013	19.29%

Annual Incentives.  Prior to January 2010, the Company did not have an annual incentive plan. Effective January 2010, we adopted the KEYW Annual Incentive Plan, which we refer to as the annual incentive plan, or AIP. In general, all of our employees may become eligible to participate in the AIP, with our Chief Executive Officer retaining discretion to determine which employees (other than executive officers) are included in the AIP on a year-to-year basis. Approval of the compensation committee is required with respect to the inclusion of any of our executive officers in the AIP. The AIP is intended to:

•	Motivate eligible employees to achieve annual financial performance goals, other corporate goals or individual goals, depending on the level of seniority and responsibilities of the employee;
•	Reward employees for achievement of financial, business unit, and individual performance targets that contribute to the creation of long-term stockholder value; and
•	Provide maximum flexibility to reward individual employee performance and innovation.

Under the AIP, annual incentive opportunities are established each year as a percentage of each eligible employee’s base salary. For our Chief Executive Officer and other executive officers, performance goals and incentive opportunities are generally recommended by the compensation committee and determined by the board of directors in the first quarter of the fiscal year to which the award relates. For our Chief Executive Officer and other executive officers, annual incentive payments under the AIP are tied to company-wide financial performance targets. In establishing the AIP, the compensation committee and the board of directors felt that company-wide financial performance targets best gauge the performance of KEYW’s senior management team in growing short- and long-term stockholder value. For 2010, the compensation committee determined to set company-wide financial performance targets for our Chief Executive Officer and other executive officers based on the achievement of a combination of specified target revenue and specified target EBITDA, measured after giving effect to payments to employees under the AIP, which we refer to as the 2010 financial target. In particular, the compensation committee and the board of directors determined to weight achievement of the 2010 financial target 60% on the achievement of target revenue and 40% on the achievement of target EBITDA.

Annual incentive plan payouts for 2010 for our Chief Executive Officer and other executive officers were based on the extent to which actual revenue and EBITDA performance (weighted as described above) met the 2010 financial target, based on a sliding scale of performance. For our NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of 90% of the 2010 financial target for any award to be paid under the AIP. For employees that are not executive officers, actual revenue and EBITDA performance were required to achieve a minimum level of either 80% or 90% of the 2010 financial target (or in the case of non-executive employees for which other performance targets were established, 80% or 90% of such other performance target), depending on the particular employee’s job title and position. For 2010, the Chief Executive Officer’s incentive opportunity ranged from 37.5% to 112.5% of base salary, with a target of 75% of base salary. For each other executive officer, his or her incentive opportunity ranged from 25% of base salary to 75% of base salary, with a target of 50% of base salary.

The following table sets forth the minimum, target and maximum annual incentive payments potentially payable to our Chief Executive Officer and our other executive officers based on the percentage achievement of the 2010 financial target. The table is based on 2010 annual salaries.

		Payment Level/Percentage Achievement of 2010 Financial Target
Name	2010 Base Salary	Minimum/90%	Target/100%	Maximum/110%
Leonard Moodispaw	$350,002	$131,251	$262,502	$393,752
John Krobath	$225,014	$56,254	$112,507	$168,761
Mark Willard	$240,011	$60,003	$120,006	$180,008
Edwin Jaehne	$200,013	$50,003	$100,007	$150,010
Kimberly DeChello	$200,013	$50,003	$100,007	$150,010

AIP awards are paid in cash. The amount payable pursuant to each award will be determined by the compensation committee based on achievement of the applicable performance targets. Under the AIP, the compensation committee has the discretion to increase or decrease the amount of the payout to an executive officer based on individual performance, provided such payout does not exceed the maximum payout permitted to the executive officer under the AIP. Additionally, the compensation committee may not make a discretionary increase in payment under the AIP to an executive officer subject to the $1,000,000 limit on compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), unless the Company is intending to qualify the AIP awards for an exception to the compensation limit for such executive officer under Section 162(m) of the Code.

Our compensation committee determined that the 2010 financial target was achieved for all NEOs at the Minimum/90% level, and AIP payments were made in January 2011 for 2010 performance. See also, “—Summary Compensation Table” and “— Grants of Plan Based Awards” herein.

Long-Term Incentives.  We believe that our executives should have a continuing stake in our long-term success. We believe that equity compensation is the best means of aligning the interests of our executives and employees to the interests of our stockholders and of incentivizing our executives and employees to contribute to the long-term growth of stockholder value. We encourage our executives to hold a significant equity interest in the Company; however, we do not have specific share retention and ownership requirements for our executives.

In 2009, we awarded stock options and restricted stock awards to our NEOs under The KEYW Corporation 2008 Stock Incentive Plan (the 2008 Plan) and outside the 2008 Plan. See Grants of Plan-Based Awards Table below for a detailed description of equity awards made to our NEOs during 2009 and Executive Compensation — Equity Incentive Plans in our Company’s Form 10-K for the fiscal year ended December 31, 2010 for a detailed description of the 2008 Plan. These awards were made pursuant to initial equity awards for new hires and in response to the benchmark compensation analysis performed by Compensation Consultant, described above, which indicated that the equity component of our executive officers’ total compensation was under-weighted as compared to the peer companies reviewed in the Compensation Consultant analysis. Under the 2008 Plan, no stock options or restricted stock awards were awarded in 2010.

Generally awards granted under the 2008 Plan vest ratably on an annual basis over five years. No option or stock awards to NEOs in 2009 departed from the standard five year vesting other than the following: (i) our CFO received of 70,000 shares of restricted stock, issued pursuant to the 2008 Plan, which vest ratably on an annual basis over three years; (ii) our CFO was awarded options to purchase 195,000 shares of common stock outside of the 2008 Plan, which vest ratably on an annual basis over three years; and (iii) restricted stock awards to NEOs totaling 32,500 restricted shares, not issued under the 2008 Plan, that cliff vest on

December 2, 2012. In addition, in early 2009, the board of directors determined to modify the option vesting of awards so as to have these awards vest ratably on an annual basis over three years with an initial 25% vesting immediately. The board of directors determined that such three-year vesting would be applied to future awards.

As part of the board of directors’ and compensation committee’s review of competitive compensation practices conducted in the fourth quarter of 2009, the board of directors and compensation committee adopted a new long-term incentive plan, which we refer to as the long-term incentive plan or LTIP, which sets forth KEYW’s long-term incentive compensation policy for its executive officers and other employees. The LTIP applies with respect to long-term incentive compensation awards beginning in 2010. The LTIP is designed to:

•	Attract, retain, and motivate key contributors to KEYW’s profitability and growth;
•	Align employee and stockholder interests;
•	Share the benefits of appreciation in the value of KEYW’s common stock with key contributors; and
•	Facilitate stock ownership by key contributors.

The LTIP sets forth the framework KEYW intends to use for the award of long-term incentive compensation, and contemplates that KEYW may award various types of equity-based awards under its equity plans on an annual basis, including non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other stock-based awards. The LTIP also contemplates awards linked to the value of our common stock but that are payable in cash. The type and mix of equity-based compensation awards made under the LTIP may vary from year-to-year based on KEYW’s compensation philosophy, employment needs, and business goals. To date, we have only issued stock options and restricted stock under the LTIP.

Under the LTIP, long-term incentive awards equal in value to a set percentage of each eligible employee’s base salary are to be awarded annually to eligible employees.

In the near term, we anticipate that equity grants will be comprised mainly of stock options and restricted stock, based on the board of directors’ and compensation committee’s review of competitive compensation practices conducted in the fourth quarter of 2009.

The anticipated metrics for granting annual long-term incentive awards under the LTIP are as follows:

Executive Group	Value of Annual Long-Term Incentive Award (as a Percentage of Base Salary)	Proportion of Award Delivered In:
		Stock Options	Restricted Stock
Chief Executive Officer	125%	80%	20%
Other Named Executive Officers	75%	70%	30%

The break out between stock options and restricted stock, as well as the different proportions for the CEO and other NEOs was based on recommendations from the Compensation Consultant’s compensation analysis. This analysis included an analysis of the group of peer companies selected by Compensation Consultant (as listed above) based on their relevance to our markets, size, and location and other market data to discern broader compensation trends in the market, as described above under “— Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant.”

We expect LTIP awards to be made in January or February of each year based on prior year performance. In January 2011, we issued LTIP awards to our senior management based on their 2010 performance.

Discretionary Awards.  In 2009, we paid our Chief Executive Officer, Leonard Moodispaw, a one-time discretionary cash bonus of $2,100,000 to facilitate his purchase of 200,000 shares of our common stock and warrants to purchase an additional 100,000 shares of our common stock. Specifically, the discretionary award consisted of $1,100,000 to cover the purchase price of the common stock and warrants (which Mr. Moodispaw subsequently used to purchase these shares of common stock and warrants) and an additional

$1,000,000 gross-up payment to cover the taxes associated with the grant to Mr. Moodispaw of the purchase price for these shares of common stock and warrants.

The board of directors decided to facilitate Mr. Moodispaw’s purchase of additional equity through the foregoing cash award in recognition of (i) Mr. Moodispaw’s contributions to the establishment of KEYW and the growth of its business, (ii) the importance of Mr. Moodispaw’s strong, long-term relationships with customers across the Intelligence Community, (iii) the board’s policy of encouraging executives to hold a significant equity stake in KEYW, and (iv) the benchmark compensation analysis performed by Compensation Consultant, described above, which indicated that the equity component of our executive officers’ total compensation was under-weighted as compared to the peer companies reviewed in the Compensation Consultant analysis.

Retirement, Health, & Welfare Benefits.  We operate in a competitive market for highly skilled technical and management staff who hold high-level security clearances. As a result, our benefits programs must be competitive with those of our competitors since employees in our industry typically look at the complete compensation program being offered, including retirement, health and welfare benefits. Our benefits programs are available to all of our full-time employees and include health, dental and vision insurance, life insurance, disability insurance, long-term care, paid time off and company contributions under our 401(k) plan. We believe that it is important to maintain a competitive benefits program that complements our salary structure and confirms the commitment we have to maintaining a rewarding and enjoyable work environment.

Compensation Mix.  The following table summarizes the total direct compensation pay mix (based on target incentive opportunities) for our NEOs for 2010 and expected for our NEOs for 2011, based on the revisions to our compensation programs adopted by our board of directors and compensation committee in the fourth quarter of 2009.

	Fiscal Year 2010			Fiscal Year 2011
Executive	Base Salary	Annual Incentives	Long Term Incentives	Base Salary	Annual Incentives	Long Term Incentives
Leonard Moodispaw President and Chief Executive Officer	33%	25%	42%	33%	25%	42%
John Krobath Chief Financial Officer	44%	22%	34%	44%	22%	34%
Mark Willard Chief Impact Officer	44%	22%	34%	44%	22%	34%
Edwin Jaehne Chief Strategy Officer	44%	22%	34%	44%	22%	34%
Kimberly DeChello Chief Administrative Officer and Secretary	44%	22%	34%	44%	22%	34%

Compensation Actions in Fiscal 2010

Our compensation committee continually reviews our compensation policies and practices. One of the compensation policies and practices that our compensation committee reviewed for 2010 included the development and implementation of an employee stock purchase plan (“ESPP”). We implemented the ESPP January 1, 2011. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees over the ten- year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which shall occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 500 shares per quarter under the ESPP.

The review of our compensation policies and practices is intended to further support the goals and objectives of our compensation programs as a whole.

Compensation Actions in 2011

In January 2011, we issued LTIP grants to our NEOs totaling 19,800 restricted stock shares and non-qualified stock options to purchase 181,000 shares with a strike price of $14.57. The restricted stock cliff vests in January 2014 and the options vested 25% immediately and will vest 25% per year over the next 3 years.

In the fourth quarter of 2009, the compensation consultant conducted a benchmarking analysis of total direct compensation for top executives, which contained recommendations as to base salaries of our NEOs. For 2011, the compensation committee approved the following increases to the base salary of three of our NEOs to make them more comparable with peer salaries. Those increases are show below:

Name/Title	2010 Base Salary	2011 Base Salary	Percentage Increase
Leonard Moodispaw President and Chief Executive Officer	$350,002	$415,002	18.57%
John Krobath Chief Financial Officer	$225,014	$250,016	11.11%
Mark Willard Chief Impact Officer	$240,011	$275,018	14.59%
Edwin Jaehne Chief Strategy Officer	$200,013	$200,013	0.00%
Kimberly DeChello Chief Administrative Officer and Secretary	$200,013	$200,013	0.00%

Tax and Accounting Considerations

Section 409A.  With the assistance of outside counsel, we have reviewed our employment agreements for compliance with Section 409A of the Code, and we are in the process of reviewing our other executive compensation and benefits plans for compliance with Section 409A of the Code. We expect to complete this process in 2011.

Section 162(m).  Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a “covered employee” (which includes all of the NEOs other than the CFO) in excess of $1.0 million. After the end of the “grandfather” period set forth under Section 162(m), as much as practicable, we will attempt to structure the compensation paid to our NEOs in a manner that enables us to deduct such compensation. Compensation is not subject to this deduction limitation if it qualifies as “performance based compensation” within the meaning of Section 162(m). In the event the proposed compensation for any of our NEOs is expected to exceed the $1.0 million limitation, the compensation committee will, in making decisions about such compensation, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. We may approve the payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet our compensation objectives or if we determine that doing so is otherwise in the interest of our stockholders.

Accounting for Stock-Based Compensation (FASB ASC Topic 718 Compensation — Stock Compensation, formerly SFAS 123(R), “FASB ASC Topic 718”).  FASB ASC Topic 718 requires the expensing of stock-based compensation, which includes equity incentive awards such as stock options and restricted stock. The expense related to stock options and restricted stock granted to certain executives and board members is determined in accordance with FASB ASC Topic 718.

Sections 280G and 4999.  Under Sections 280G and 4999 of the Code, a 20% excise tax may be levied on certain payments made to certain executives as a result of a change of control if such payments equal or exceed three times the executive’s “base amount” (as defined under Section 280G). In structuring our executive compensation, we seek to minimize the potential tax consequences that could arise under Sections 280G and 4999 in the event of a change of control of KEYW.

Compensation and Risk

The compensation committee considers, in establishing and recommending KEYW’s employee compensation policies and practices, whether the policy or practice encourages unnecessary or excessive risk taking. The compensation committee has concluded that any risks arising from KEYW’s employee compensation policies and practices are not reasonably likely to have a material adverse effect on KEYW. Base salaries are fixed in amount and thus should not encourage unnecessary or excessive risk taking. While the annual incentive plan focuses executives on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our annual incentive plan represents only a minority portion of each executive officer’s total compensation opportunity. The compensation committee believes that the annual incentive plan appropriately balances risk and the desire to focus executives on specific short-term goals that we believe are important to our success.

Going forward, a large percentage of the compensation provided to our executive officers and other key employees will be in the form of long-term incentive awards, which we believe are important to help further align our employees’ interests with those of our stockholders. The compensation committee believes that these awards will not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and subject to long-term vesting schedules, to help ensure that employees have significant value tied to long-term stock price performance.

COMPENSATION COMMITTEE REPORT

The compensation committee, which is composed solely of independent directors of the board of directors, assists the board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of KEYW’s executive officers. The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of KEYW’s 2010 Annual Report on Form 10-K and this Proxy Statement with management, including our CEO, Leonard Moodispaw, and our CFO, John Krobath. Based on this review and discussion, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in KEYW’s 2010 Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee
Randall M. Griffin
John G. Hannon
Arthur L. Money

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Named Executive Officers (NEOs).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)(5)		Option Awards ($)(4)(5)		All Other Compensation ($)(6)		Total ($)
Leonard Moodispaw President and Chief Executive Officer	2010	348,080	131,300	(1)(2)	—		—		59,304		538,684
	2009	300,040	1,100,000	(3)	41,250		159,828		1,032,473	(7)	2,633,591
John Krobath(8) Chief Financial Officer	2010	224,053	56,300	(1)	—		26,786		44,488		351,627
	2009	120,969	—		412,500	(9)	515,829	(9)	19,501		1,068,799
Mark Willard Chief Impact Officer	2010	238,881	60,000	(1)	—		—		65,250		364,131
	2009	210,621	—		27,500		53,276		39,442		330,839
Edwin Jaehne(10) Chief Strategy Officer	2010	199,280	50,000	(1)	—		14,441		49,189		312,910
	2009	94,308	—		27,500		76,776		5,131		203,715
Kimberly DeChello Chief Administrative Officer and Secretary	2010	198,769	50,000	(1)	—		—		58,511		307,280
	2009	167,669	—		27,500		53,276		33,118		281,563

(1)	2010 AIP awards were paid January 28, 2011 based on the achievement of the applicable performance targets as determined by the compensation committee. See table titled “Payment Level/Percentage Achievement of 2010 Financial Target” above in Executive Compensation.
(2)	Mr. Moodispaw invested a portion of this bonus in KEYW common stock by purchasing 10,000 shares on February 11, 2011.
(3)	Reflects the portion of the one-time bonus we paid Mr. Moodispaw in 2009 to cover the purchase price of certain common stock and warrants subsequently purchased by Mr. Moodispaw in 2009. See “Compensation Discussion and Analysis — Components of Executive Compensation — Discretionary Awards” above.
(4)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements in the Company’s Form 10-K for fiscal year ended December 31, 2010, for a description of the assumptions used in making these calculations.
(5)	Equity awards granted to our NEOs in 2010 were issued out of our 2009 Plan. Equity awards granted to our NEOs in 2009 were issued out of our 2008 Plan with the exception of 195,000 shares of non-qualified stock options to our CFO which were not part of the 2008 or 2009 plans. See “— Executive Compensation — Equity Incentive Plans” in our Form 10-K for fiscal ended December 31, 2010 for a description of our 2009 and 2008 Plans.
(6)	Represents KEYW matching contributions under our 401(k), paid time off (PTO) payouts of amounts over the accrual limits, plan and premiums paid by KEYW for health, dental, vision, long-term care, life and disability insurance, as well as an expense allowance to cover miscellaneous non-travel business expenses. Except as described in footnote (6) to the Summary Compensation Table, none of the benefits included in the “All Other Compensation” column above for any of our NEOs exceeds the greater of $25,000 or 10% of the total amount of benefits for that NEO.
(7)	Reflects the portion of the one-time bonus we paid Mr. Moodispaw in 2009 as a gross-up payment to cover taxes associated with the Company paying Mr. Moodispaw the purchase price for certain common stock and warrants subsequently purchased by Mr. Moodispaw in 2009. See “Compensation Discussion and Analysis — Components of Executive Compensation — Discretionary Awards” above.
(8)	Mr. Krobath’s employment commenced on May 6, 2009.
(9)	We provided Mr. Krobath with an initial equity award of 20,000 options in connection with the commencement of his employment, and equity awards of 75,000 shares of restricted stock and 220,000 options in 2009 which the compensation committee recommended and the board of directors approved to grant to Mr. Krobath to raise his equity ownership in the Company to an acceptable level for his position in the Company.
(10)	Mr. Jaehne’s employment commenced June 15, 2009.

Grants of Plan-Based Awards Table

The following table sets forth the non-equity awards granted outside of plan to the NEOs during fiscal year 2010. We did not grant equity incentive awards to any executives in fiscal year 2010.

Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock awards: Number of shares of stock or units (#)	Options awards: Number of securities underlying options (#)		Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Leonard Moodispaw	—	131,251	262,502	393,752	—	—		—	—
John Krobath	10/27/2010	56,254	112,507	168,761	—	7,500	(2)	12.65	14,441
Mark Willard	—	60,003	120,006	180,008	—	—		—	—
Edwin Jaehne	7/28/2010	50,003	100,007	150,010	—	5,000	(2)	10.00	26,786
Kimberly DeChello	—	50,003	100,007	150,010	—	—		—	—

(1)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements in the Company’s Form 10-K for fiscal year ended December 31, 2010 for a description of the assumptions used in making these calculations.
(2)	Non-Qualified Stock Options granted under the 2009 Plan. These awards are scheduled to vest with respect to 25% of the award on grant date in each of 2010, 2011, 2012 and 2013.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of the end of fiscal year 2010 and held by each NEO.

	Option Awards				Stock Awards
Executive Officer	Number of Securities Underlying Unexercised Option (Exercisable) (#)	Number of Securities Underlying Unexercised Option (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Leonard Moodispaw	18,750	56,250	5.50	10/15/2019	7,500	(3)	110,0259
					61,960	(4)	908,334

John Krobath	1,875	5,625	12.65	10/26/2020	5,000	(3)	73,350
	65,000	130,000	5.50	10/15/2019	40,000	(5)	586,800
	6,250	18,750	5.50	10/15/2019
	4,000	16,000	5.50	7/15/2019

Mark Willard	6,250	18,750	5.50	10/15/2019	5,000	(3)	73,350
					44,000	(4)	645,040

Edwin Jaehne	1,250	3,750	10.00	7/27/2020	5,000	(3)	73,350
	6,250	18,750	5.50	10/15/2019	3,000	(4)	43,980
	2,000	8,000	5.50	7/15/2019

Kimberly DeChello	6,250	18,750	5.50	10/15/2019	5,000	(3)	73,350
					44,000	(4)	645,040

(1)	The grant date is 10 years and one day prior to the expiration date.
(2)	Market value for this purpose is determined based on the number of shares outstanding multiplied by our stock price of $14.67 on December 31, 2010, less any award price per share.
(3)	These awards are scheduled to vest on December 2, 2012, subject to continued employment with us through that date.

(4)	These awards are scheduled to vest in two equal installments on July 31, 2011 and July 31, 2012, subject to continued employment with us through that date. Award price was $0.01 per share.
(5)	This award is scheduled to vest in two equal installments on April 1, 2011 and April 1, 2012.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows the number of shares acquired by each of the NEOs during 2010 through stock option exercises and vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Leonard Moodispaw	—	—	30,980	(2)	454,167
John Krobath	—	—	20,000		293,400
Mark Willard	—	—	22,000	(2)	322,520
Edwin Jaehne	—	—	1,500	(2)	21,990
Kimberly DeChello	—	—	22,000	(2)	322,520

(1)	Market value for this purpose is determined based on the number of shares vested multiplied by our stock price of $14.67 on December 31, 2010, less any award price per share.
(2)	Award price was $0.01 per share.

Employment Agreements

We have entered into employment agreements with all of our NEOs. Each agreement provides for retention of the NEO for an employment term continuing through August 3, 2012, which we refer to as the “guaranteed employment term.” In addition, each agreement provides that if we terminate the employment of the NEO without “cause” or for “disability” prior to the expiration of the guaranteed employment term, the NEO is entitled to receive compensation and benefits otherwise payable to him or her through the later to occur of August 3, 2012 or the last day of actual employment, whichever is greater. Pursuant to the employment agreements, upon the expiration of the guaranteed employment term, an NEO’s employment is converted to “at-will” employment and the NEO is no longer entitled any severance payments under the employment agreement. Payment and benefit levels were not based on independent competitive analysis but represent what we believed to be reasonable protections. Severance and change-in-control protections provided for in the employment agreements were not considered when making decisions on compensation elements.

The agreements also provide for the payment of certain amounts to the NEO upon a “change of control” that occurs within the guaranteed employment term. Under each employment agreement “change of control” is defined as the occurrence of any of (w) an acquisition after the date of the employment agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of KEYW, (x) the dissolution or liquidation of KEYW or a merger, consolidation, or reorganization of KEYW with one or more other entities in which KEYW is not the surviving entity, unless the holders of KEYW’s voting securities immediately prior to such transaction continue to hold at least 51% of such securities following such transaction, (y) the consolidation or sale of all or substantially all of the assets of KEYW in one or a series of related transactions, or (z) the completion by KEYW of an agreement to which KEYW is a party or by which it is bound, providing for any of the events set forth in the above clauses (w), (x) or (y).

Specifically, the agreements provide that upon a change of control, the following occurs:

1)	CEO — The CEO is entitled to receive a cash payment in an amount equal to three (3) times (the total of the employee’s current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2)) or (current year’s target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed employment period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change of control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change of control. The Company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.
2)	NEO’s, other than the CEO — The NEO is entitled to receive a cash payment in an amount equal to two (2) times the (total of the employee’s current base salary plus the greater of (the total cash bonuses paid during the last 24 months divided by two (2)) or (current year’s target annual incentive opportunity)). If employment is terminated within one (1) year following the change-in-control, employee will be entitled to receive compensation and severance benefits for the remainder of the guaranteed period or for twelve (12) months, whichever is greater. This qualifying termination is if the Company terminates the employee without cause or at-will by the employee for “good reason”. Employee will continue to have health care, dental, disability or life insurance benefits for three years following the change of control. Further, subject to any overriding laws, the Company shall not be required to provide health care, dental, disability or life insurance benefits otherwise receivable by employee if employee is actually covered or becomes covered by an equivalent benefit (at the same or lesser cost to employee, if any) from another source. Any such benefit made available to employee shall be reported to the Company. Stock options will remain exercisable for a period of one (1) year following termination, and any outstanding equity awards shall vest immediately upon the change of control. The Company will provide a gross-up payment if payments exceed the IRS “safe harbor” limit by more than 10%. To the extent payments are less than or equal to 10% of the safe harbor, then payments are reduced to the safe harbor amount to avoid any excise tax liability.

The right of each NEO under his or her employment agreement to receive payment upon a change of control is commonly referred to as a “single trigger” payment right (i.e., the NEO’s employment does not have to be terminated following the change of control for the executive to receive the cash payment). The board of directors and compensation committee considered the inclusion of a single trigger payment mechanism upon a change of control as part of the full package of benefits contained in each NEO’s employment agreement. The board of directors and compensation committee believe that it is important for KEYW, as a start-up company, in attracting and retaining executive management that it provide certainty of employment and the opportunity to benefit from long-term appreciation in equity value during KEYW’s start-up and initial growth. Accordingly, as described above, the employment agreements provide each NEO with a guaranteed employment term through the earlier of 2012 or a change of control. If KEYW is acquired in a change of control prior to 2012, the board of directors and compensation committee believe it is important in attracting and retaining executive management that they be compensated for the termination of their guaranteed employment term and for potentially foregoing the long-term appreciation in equity value that they might realize if the Company were to continue operating independently until 2012. By providing that the executive is paid on a change of control regardless of whether the executive has been terminated or demoted or has otherwise experienced any diminution in compensation or duties, the board of directors believes that it is providing its NEOs with a reasonable and desirable level of financial security in the event that we experience a change of control prior to 2012.

Each employment agreement also contains confidentiality and proprietary information protection provisions to the benefit of KEYW and non-competition and non-solicitation covenants applicable to the NEO during his or her term of employment and for a one-year period following termination of the NEO’s employment with KEYW. Further, each employment agreement provides for reimbursement by KEYW of all reasonable, ordinary and necessary business, travel or entertainment expenses incurred by the NEO in the performance of his or her services to KEYW in accordance with KEYW’s policies.

Under each employment agreement “cause” is defined as (a) a good faith finding by KEYW that (i) the NEO has failed to perform his or her reasonably assigned duties and has failed to remedy such failure within 10 days following written notice from KEYW to the NEO notifying him or her of such failure, or (ii) the NEO has engaged in dishonesty, gross negligence or misconduct; (b) the conviction of the NEO of, or the entry of a pleading of guilty or nolo contendere by the NEO to, any crime involving any felony; (c) the NEO has breached fiduciary duties owed to KEYW or has materially breached the terms of his or her employment agreement or any other agreement between the NEO and KEYW; or (d) the failure of the NEO to maintain his or her security clearance if such clearance is necessary to perform the duties assigned to the NEO under his or her employment agreement.

The agreements contain the following specific terms for each 2010 NEO:

Leonard Moodispaw.  Mr. Moodispaw’s employment agreement provides for his employment as President and Chief Executive Officer during the guaranteed employment period. Under his employment agreement, Mr. Moodispaw is entitled to an initial base salary of $350,002 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Moodispaw is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

John Krobath.  Mr. Krobath’s employment agreement provides for his employment as Executive Vice President, Chief Financial Officer during the guaranteed employment period. Under his employment agreement, Mr. Krobath is entitled to an initial base salary of $225,014 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Krobath is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Mark Willard.  Mr. Willard’s employment agreement provides for his employment as Executive Vice President during the guaranteed employment period. Under his employment agreement, Mr. Willard is entitled to an initial base salary of $240,011 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Willard is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Edwin Jaehne.  Mr. Jaehne’s employment agreement provides for his employment as Vice President, Chief Strategy Officer during the guaranteed employment period. Under his employment agreement, Mr. Jaehne is entitled to an initial base salary of $200,013 per year, subject to the approval of the board of directors, who may from time to time alter his base salary. In addition, Mr. Jaehne is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Kimberly DeChello.  Ms. DeChello’s employment agreement provides for her employment as Executive Vice President, Secretary and Chief Administrative Officer during the guaranteed employment period. Under her employment agreement, Ms. DeChello is entitled to an initial base salary of $200,013 per year, subject to the approval of the board of directors, who may from time to time alter her base salary. In addition, Ms. DeChello is entitled to certain benefits, including vacation, health insurance and other insurance benefits.

Potential Payments Upon Termination or Change of Control

The section below describes the payments that may be made to our NEOs in connection with a change of control or pursuant to certain termination events.

The employment agreements for our NEOs, described above, have certain provisions that provide for payments to them (a) in the event of the termination of their respective employment without cause and (b) upon a change of control.

In addition, our equity plans provide that, upon a change of control (as defined in our 2008 Plan and 2009 Stock Incentive Plan), our board of directors may elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2008 Plan and 2009 Stock Incentive Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control. See “Executive Compensation — Equity Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2010 for a detailed description of the terms of our equity incentive plan.

The following table sets forth the Company’s estimated payment obligations that would arise in the event of (i) the termination of the NEO’s employment without cause or (ii) a change of control of KEYW. The estimated payments assume that the relevant termination or change of control occurred as of December 31, 2010, using the price of our common stock as of December 31, 2010, which was $14.67 per share.

	TERMINATION WITHOUT CAUSE			CHANGE OF CONTROL
	Severance Pay ($)(1)	Welfare Benefits Continuation ($)(1)	Total ($)	Cash Payment ($)(2)	Accelerated Vesting of Stock Options ($)(3)(4)	Accelerated Vesting of Restricted Stock ($)(3)(4)	Total ($)
Leonard Moodispaw	593,292	25,152	618,444	4,280,363	515,812	1,018,359	5,814,534
John Krobath	373,319	3,670	376,989	696,099	1,522,120	660,150	2,878,369
Mark Willard	402,923	25,046	427,969	785,252	171,938	718,390	1,675,580
Edwin Jaehne	334,223	24,959	359,182	660,333	262,810	117,330	1,040,473
Kimberly DeChello	340,679	9,190	349,869	638,405	171,938	718,390	1,528,733

(1)	See “Executive Compensation — Employment Agreements” above for a description of the severance payment and benefits continuation that would be payable to the NEO upon termination without cause.
(2)	See “Executive Compensation — Employment Agreements” above for a description of the calculation of the cash payment owed to an NEO upon a change of control.
(3)	Assumes full vesting of stock options and restricted stock awards in connection with a change of control. See “Executive Compensation — Equity Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2010 for a description of the potential acceleration of stock options and restricted stock awards in connection with a change of control.
(4)	Calculated based on our common stock share price of $14.67 as of December 31, 2010.

Stock Performance Graph

The following graph illustrates a comparison of the total cumulative stockholder return on our Common Stock (traded on the NASDAQ Global Market under the symbol “KEYW”) from October 1, 2010 through December 31, 2010 to two indices: the Russell 2000 Index and the NASDAQ Composite Index. In addition, the graph illustrates the performance of a peer group consisting of GeoEye (GEOY), ICF International, Inc. (ICFI), Mercury Computer (MRCY) and Kratos Defense & Security Solutions (KTOS). These peers, while not direct competitors, were selected because they are more comparable in such factors as annual revenue, market capitalization and number of employees, than other substantially larger competitors. We believe that the stock performance of the selected peer group is a more relevant comparison for investors. The graph assumes initial investments of $100 on October 1, 2010 in The KEYW Holding Corporation Common Stock, each of the two indices, and the peer group. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our Common Stock.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance (Excluding Column (a)) (c)(1)
Equity compensation plans approved by security holders	1,537,962	$8.11	2,047,865
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,537,962		2,047,865

(1)	The securities remaining for future issuance are from our 2009 Stock Incentive Plan. This Plan has a maximum amount of shares available for issuance of 12,000,000 with a soft cap of 12% of the outstanding shares available for issuance.

Retirement Plans

The Company currently has three qualified defined contribution retirement plans. The first is The KEYW Corporation Employee 401(k) Plan, which includes a contributory match 401(k) feature for KEYW employees. As of January 1, 2010, this plan calls for an employer matching contribution of up to 10% of eligible compensation. Total authorized contributions under the matching contribution feature of the plan were $3.2 million and $1.6 million, in 2010 and 2009, respectively. There were no discretionary contributions during either period. For the five months ended December 31, 2008, contribution expense was $441,000. Predecessor contribution expense for the nine months ended September 29, 2008 was $788,000.

The second qualified contribution retirement plan is the Sycamore.US, Inc. 401(k) Plan, which includes a contributory match 401(k) feature for Sycamore employees. This plan calls for an employer matching contribution of $0.50 on every $1.00 up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the plan were approximately $53,000 for the period subsequent to acquisition in 2010 and there were no discretionary contributions during that time.

The third qualified contribution retirement plan is the Everest Technology Solutions Retirement Plan, which includes a contributory match 401(k) feature for Everest employees. This plan’s employer match is based on a three-year cliff vesting and provides for an employer matching contribution of up to 6% of eligible compensation. Total authorized contributions under the matching contribution feature of the plan were approximately $58,000 for the period subsequent to acquisition in 2010 and there were no discretionary contributions during that time.

The Company plans to convert the Sycamore.US, Inc. 401(k) Plan and the Everest Technology Solutions Retirement Plan into The KEYW Corporation Employee 401(k) Plan effective January 1, 2012.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan (the “ESPP”) on September 3, 2010. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which will occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 500 shares per quarter under the ESPP.

The ESPP was launched in January 2011 and therefore no shares were purchased in 2010.

Options to Purchase Securities

The Company has established several stock incentive plans. The purpose of these plans are to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KEYW and to expend maximum effort to improve the business results and earnings of KEYW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KEYW.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not be permitted to enter into a related person transaction with us without the consent of our audit committee, another independent committee of our board of directors or the full board of directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on our website at www.keywcorp.com.

Transactions with Related Persons

Set forth below is a summary of those transactions occurring since December 31, 2009 that involve us and one or more of our (i) directors, (ii) executive officers, or (iii) beneficial owners of more than 5% of our Common Stock outstanding (a “5% stockholder”) (or any of the foregoing person’s affiliates or associates) (which we refer to collectively as “related persons”), in each case, in which the amount involved in the transaction exceeds or will exceed $120,000.

Gwen Pal, who is our Vice President and Chief Compliance Officer, is the daughter of Leonard Moodispaw, our Chief Executive Officer and a member of our board of directors. In 2010, Ms. Pal’s annual salary was approximately $109,985.

John Hannon, one of our directors, was issued a promissory note in 2010. Please see “Compensation Committee Interlocks and Insider Participation — Issuance of Promissory Notes” for the description of this transaction.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors/Nominees

At the Annual Meeting, seven (7) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the board of directors, unless the authority to vote for the management nominee(s) is withheld in the Proxy.

The following sets forth information provided by the nominees as of July 15, 2011, all of whom are currently serving as directors of the Company and all of whom have consented to serve if reelected by our stockholders.

Leonard E. Moodispaw, [68], has served as the Chief Executive Officer (CEO), President & Chairman of the board of directors of KEYW since it began operations on August 4, 2008 and is the founder of KEYW. Prior to the founding of KEYW, Mr. Moodispaw was President and Chief Executive Officer for Essex Corporation, from 2000 until January 2007, and Chairman of the board of directors of Essex from 2005 to January 2007. Essex provided advanced signal, image, information processing, information assurance and cybersecurity solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. In 2007, Essex was acquired by Northrop Grumman, where Mr. Moodispaw served as a Vice President, responsible for managing Essex as a subsidiary within Northrop Grumman Mission Systems from January 2007 to July 2008.

Mr. Moodispaw also served as Chief Operating Officer of Essex Corporation from 1998 to 2000. Prior to that time, he was President of ManTech Advanced Systems International, Inc., a subsidiary of ManTech International Corporation. Prior to his time with ManTech Advanced Systems International, Inc., Mr. Moodispaw served in several positions of the former Essex subsidiary, System Engineering and Development Corporation, including president, chief administrative officer and general counsel.

From 1965 to 1978, Mr. Moodispaw was a senior manager in the National Security Agency (NSA) and later engaged in the private practice of law. Mr. Moodispaw is the founder of the Security Affairs Support Association (now known as INSA) that brings government and industry together to solve problems of mutual interest. He also serves as the chairman of the proxy board of the VT US, a subsidiary of Babcock, a public U.K. company. He also serves on proxy boards for KLAS, LTD and Segovia Inc.

Mr. Moodispaw earned a Bachelor of Science degree in Business Administration from the American University in Washington, D.C., a Master of Science degree in Business Administration from George Washington University in Washington, D.C., and a Juris Doctorate degree in Law from the University of Baltimore, Maryland. He enjoys Rock ’n’ Roll and Key West, Florida.

Mr. Moodispaw’s history with the Company and leadership role since its founding has provided him with unique qualifications to serve as the Chairman of our board of directors. He previously served as President, Chief Executive Officer and Chairman of the board of directors of Essex, a former public company in our industry. His prior managerial experience at other companies in our industry and work with and for government agencies such as the NSA augments his range of knowledge and gives him experience on which he can draw in leading the Company.

William I. Campbell, [67], has been a director at KEYW since July 16, 2009. Mr. Campbell is currently a Senior Advisor to the Chairman for JPMorgan Chase & Co. where he was most recently Chairman of Chase Card Services, the nation’s second largest credit card organization. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the largest in U.S. history. With an extensive consumer products and financial services management background, Mr. Campbell also serves as President of Sanoch Management, a consulting and investment firm for financial companies, start-ups, and venture capital firms. Prior to his executive roles at JPMorgan Chase and its predecessors, and the formation of Sanoch Management, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business a year later. Before joining Citicorp in 1995, Mr. Campbell spent 28 years at Philip Morris, including five years as Chief Executive Officer of Philip Morris USA. He began his career in Canada in brand management in 1967 and eventually served as President of the Asian region for Philip Morris, EVP of Marketing and Sales for Philip Morris USA, and EVP of Strategic Planning for Philip Morris Companies. He currently serves as a director to the following privately held companies: BTI Systems, Inc., First Beverage Group, Focus Financial Partners LLC, Intervolve, Inc., LeadDog Marketing Group, Mu Sigma, Inc. and Syncapse. Mr. Campbell earned a Bachelor’s degree in Economics from the University of Alberta in 1965 and a Master’s degree in Business Administration from the University of Western Ontario in 1967.

Mr. Campbell’s business experiences in a diverse group of major public companies, including service as the CEO of Philip Morris USA and in numerous executive positions in the financial services industry, gives our board of directors a perspective on national and global economic developments and valued experience in the operations of large organizations.

Pierre A. Chao, [45], has been a director at KEYW since October 27, 2010. Mr. Chao is a Managing Partner and co-founder of Renaissance Strategic Advisors. From 2003 – 2007, Mr. Chao was the Director of Defense-Industrial Initiatives at the Center for Strategic and International Studies, a Washington D.C. based, non-partisan defense and foreign policy think tank. From 1999 to 2003, Mr. Chao was a managing director and senior aerospace/defense analyst at Credit Suisse First Boston (CSFB), where he was responsible for following the U.S. and global aerospace/defense industry. He remained a CSFB independent senior adviser with the Equity Research group and then Investment Banking from 2003 to 2006. Prior to joining CFSB, Mr. Chao was the senior aerospace/defense analyst at Morgan Stanley Dean Witter from 1995 to 1999 and he was the senior aerospace/defense industry analyst at Smith Barney during 1994. Prior to his career as a Wall Street analyst, Mr. Chao was a director at JSA International, a Boston/Paris-based management-consulting firm that focused on the aerospace/defense industry. Mr. Chao was also a co-founder of JSA Research, an equity research boutique specializing in the aerospace/defense industry. Before signing on with JSA, he worked in the New York and London offices of Prudential-Bache Capital Funding as a mergers and acquisitions banker focusing on aerospace/defense.

Mr. Chao brings over 20 years of management consulting, investment banking and policy expertise in the aerospace/defense industry. Mr. Chao earned dual Bachelor of Science degrees in Political Science and Management Science from the Massachusetts Institute of Technology (MIT). He is a holder of the right to use the Chartered Financial Analyst designation.

John G. Hannon, [74], has been a director at KEYW since August 22, 2008. Previously he served as a Director of Essex from September 2000 to 2007. From early 2000 to 2002, Mr. Hannon was the managing member of Networking Ventures, L.L.C., a privately held company that invested in technology companies. From 1979 to March 2000, Mr. Hannon served as the Chief Executive Officer of Pulse Engineering, Inc. an information security and signals processing company which was sold in March 2000. Mr. Hannon started his business career in 1963 after serving in the United States Marine Corps. Since that time, he has been involved in numerous entrepreneurial ventures. He is a past Director of the Armed Forces Communications and Electronics Association.

Mr. Hannon’s significant institutional knowledge of the Company provides valuable insight to our board of directors. His prior managerial experience and military service brings an enhanced understanding of government contract focused business to board deliberations.

Kenneth A. Minihan, [69], (Lt. General (Ret) USAF) has been a director at KEYW since August 22, 2008. Lt. General Minihan is a Managing Director of Paladin Capital Group and is focused on the development and implementation of new investment opportunities for Paladin’s Homeland Security Fund. Prior to joining Paladin, Lt. General Minihan was the 14th Director of the National Security Agency (NSA)/Central Security Service. While at the NSA, he was instrumental in the definition and implementation of the National Information Assurance Program. During his military service, Lt. General Minihan developed extensive experience in making new technologies operational and implementing leading edge services and products in a competitive environment where lives were often at risk. During the last twenty years of the Cold War and the transition to the Information Age, he was instrumental in the definition and selection of technology solutions to solve many difficult national security information needs. Throughout that time, Lt. General Minihan helped set the performance standards for information enterprise operations. Lt. General Minihan was the most recent Chairman and President of the Security Affairs Support Association (now known as INSA), which focuses on shared government and industry national intelligence and technology challenges. He also is a member of the Air Force Association, the National Military Intelligence Association and other national organizations. He has substantial experience in capital raising, enterprise operations, business development and business readiness assurance. He devotes considerable attention to and consults on national security affairs. Lt. General Minihan has a Bachelor of Arts degree from Florida State University, a Master of Arts degree from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Among his awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. He serves as a Director on the following boards: BAE Systems, Inc., ManTech International Corporation, Lacent Government Solutions, Lexis Nexis Special Services, American Government Solutions and CGI Federal.

Lt. General Minihan’s depth of knowledge from his military service and as a director of the NSA brings valuable expertise to our board of directors. Further, his business experience with Paladin Capital Group brings industry expertise to our board that is compounded by his public sector service.

Arthur L. Money, [71], has been a director at KEYW since August 22, 2008. Previously, he served as a Director of Essex Corporation from January 2003 to January 2007. He is currently President of ALM Consulting specializing in command, control, and communications, intelligence, signal processing, and information processing. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense for C3I from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. Prior to his government service, Mr. Money held senior management positions (including President from 1989 to 1995) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government panels, boards and commissions. He currently serves on the board of Terremark Worldwide, Inc., Electronic Warfare Associates, Inc., SGI Federal, INCA Engineers, Inc., NovoDynamics, Inc., Solutions Made Simple, Inc., Nexsan Corporation and VirtualAgility. Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Massachusetts Institute of Technology in 1988.

Mr. Money’s service in the intelligence sector and on the boards of numerous public companies and with sophisticated advisory groups, combined with his prior management experience in the private sector, brings a breadth of knowledge to our board of directors.

Caroline S. Pisano, [44], has been a director at KEYW since August 22, 2008. Previously, she was a Director of Essex Corporation from September 2000 through January 2003 and served as General Counsel and Vice President of Finance of Essex from January 2003 to June 2004. From April 2000 through December 2002, Ms. Pisano was a member of Networking Ventures, L.L.C. From August 1996 to March 2000, Ms. Pisano served as General Counsel and Chief Financial Officer of Pulse Engineering, Inc., an information security and signal processing company which was sold in March 2000. From August 1992 to July 1996, Ms. Pisano served as a senior transactional attorney with the law firm of Wechsler, Selzer, and Gurvitch, Chartered. From June 1988 to August 1990, Ms. Pisano, was a certified public accountant, practiced public accounting and specialized in high tech and biotech companies. Ms. Pisano received her Juris Doctorate degree from the Washington College of Law at the American University in Washington, D.C. Ms. Pisano graduated Magna Cum Laude with a Bachelor of Science degree in Accounting from the University of Maryland. Although Ms. Pisano is an attorney and an accountant she likes to follow Jimmy Buffett’s advice and “say what you mean, mean what you say”. Ms. Pisano has four children and enjoys volunteering at her children’s public schools.

Ms. Pisano’s significant institutional knowledge of the Company’s field of work gives our board of directors valuable insight into our operations. Her prior managerial experience brings insightful business knowledge to bear on our board deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Executive Officers

The following sets forth information provided by the executive officers as of July 15, 2011 (other than Leonard Moodispaw, for whom biographical information is included above under “Directors/Nominees”):

Mark A. Willard, [51], has served as the Chief Impact Officer of KEYW since its founding in August of 2008. In this position, he has played a key role in developing a strong operations team. In his current role he is responsible for ensuring that the goals for revenue and profit are met and assists the CEO in formulating current and long-range plans, objectives and policies. He provides leadership to senior management related to organization, business development and financial management and ensures clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi-disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community. After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the National Security Agency. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KEYW in 2008. Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland, University College. He proudly raised 3 daughters on lessons learned from Seinfeld episodes, and is looking forward to opening our first warm climate ocean-front office someday.

John E. Krobath, [44], has served as the Chief Financial Officer of KEYW since joining in May 2009. Mr. Krobath is responsible for all accounting and finance activities of a government contracting company, DCAA cost structures and compliance, treasury management, and budgeting. Prior to joining KEYW, he was the Chief Financial Officer and/or Controller for Horne International from September 2005 to May 2009. Horne International is a publicly traded government contracting company consisting of four diverse international operating companies and one holding company. From 1993 to 2004, Mr. Krobath held financial positions of increasing responsibility, including positions as Finance Manager, Controller, Manager of Business Operations, and Director of Financial Operations, at several companies. He supported several defense contractors during that time including ITT Industries and Kratos Defense and Security Solutions. Mr. Krobath holds a Bachelor of Science degree in Business Administration in Accounting from James Madison University in Harrisonburg, VA and a Master of Science degree in Business Administration in Finance from George Mason University in Fairfax, VA. He enjoys sports and the outdoors. He believes that preparation is the key to opportunity.

Edwin M. Jaehne, [58], joined KEYW in June 2009 as the Chief Strategy Officer. As Chief Strategy Officer, Mr. Jaehne is focused on innovation and the strategic growth of KEYW, expanding on existing technology and capabilities, and in communicating KEYW’s strategy, capabilities, and value to all stakeholders. He serves as KEYW’s Investor Relations Officer, working closely with the CEO and CFO to ensure effective communications with the investment community. Prior to joining KEYW, Mr. Jaehne served as Vice President and Chief Strategy Officer at Essex Corporation, from 2003 to 2009. He is a veteran entrepreneur with over 20 years of international experience as an executive of information technology companies. He is experienced in creating rapid growth companies as well as in the strategic acquisition and merger of companies to form strong solutions focused companies in both the communications and government markets. From 2000 until 2003, he operated a consulting sole proprietorship providing services to clients, including Essex. From 1996 until 2000 he served as either President or Chief Operating Officer of several information technology companies, where he led several successful mergers and acquisitions. He started his first company, Jaehne Associates, LTD (an information security consultancy), in 1983, which he sold in 1988 to ManTech International, Inc. From 1988 until 1996, he served as President of ManTech Strategic Associates, Ltd. In 1975, he earned two Bachelor of Arts degrees in Physics and Russian from the University of Utah. Mr. Jaehne continued at the University of Utah to earn a Master of Arts degree in Physics in 1976. In 1977, he earned a Master of Arts degree in History and Philosophy of Science at the University of Toronto, Toronto, Canada. He enjoys renovating houses and challenging bulging bureaucracies wherever he finds them.

Kimberly J. DeChello, [50], has served as the Chief Administrative Officer and Secretary of KEYW since its founding in 2008. Ms. DeChello is responsible for corporate administration, human resources, recruiting, stock/stock option administration and assists with mergers and acquisitions as well as with investor relations. Prior to this, she was the Chief Administrative Officer at Essex Corporation, which she joined in May 1987. At Essex she served in various administrative and management capacities. She was elected Vice President in December 2003, appointed Corporate Secretary in January 1998 and Chief Administrative Officer in November 1997. She served in these positions at Essex through July 2008. Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. She enjoys dancing and bird watching. She participates in the Smithsonian’s Neighborhood Nest Watch Program where she assists in catching, banding and data collection of birds in her backyard.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has, upon recommendation of the audit committee, selected Grant Thornton, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011, and has further directed that the selection of such independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Grant Thornton, LLP representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is primarily structured to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. The primary elements of compensation used to support the above goals are base salary, annual incentives, long-term incentives, discretionary awards, and retirement, health, & welfare benefits. We maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals and success of the Company. The board of directors believes that our compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this Proxy Statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to The KEYW Holding Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the board of directors, the compensation committee or the Company. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY ON PAY PROPOSAL.

PROPOSAL 4 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON SAY ON PAY IN FUTURE YEARS

Background of the Proposal

The Dodd-Frank Act also requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as “Say on Frequency”). Stockholders may also abstain from making a choice. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their stockholders no less often than every six years thereafter the Say on Frequency proposal. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at the Annual Meeting.

Say on Frequency Proposal

The board of directors believes that Say on Pay votes should be conducted every three years. As discussed above, the board of directors believes that our executive compensation programs are designed to secure and retain the services of high quality executives and to provide compensation to our executives that are commensurate and aligned with our performance and advances both short and long-term interest of ours and our stockholders. In addition, the board of directors believes a three year period will allow our stockholders to better judge our executive compensation program in relation to long-term performance. The board of directors believes that giving our stockholders the right to cast an advisory vote every three years on their approval of the compensation arrangements of our Named Executive Officers provides the board of directors sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement changes, as needed, to our executive compensation program.

Although the board of directors recommends that the Say on Pay proposal be voted on every three years, our stockholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the board of directors or the Company, and the board of directors may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the compensation committee will take into account the outcome this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF “THREE YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON SAY ON PAY.

AUDIT COMMITTEE REPORT

In performing its oversight responsibilities, the audit committee has reviewed and discussed the Company’s 2010 consolidated audited financial statements with the Company’s management. The audit committee also has discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The audit committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the Company’s 2010 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The board of directors has determined that Ms. Pisano is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent.”

Audit Committee

Caroline S. Pisano, Chairperson
Arthur L. Money
John G. Hannon

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company uses Grant Thornton, LLP as its independent registered public accounting firm. The following table shows the fees that were billed to the Company by Grant Thornton for professional services rendered for the fiscal years ended December 31, 2010 and December 31, 2009.

Fee Category	2010	2009
(In thousands)
Audit Fees	$133,589	$90,979
Audit-Related Fees	246,861	7,875
Tax Fees	—	—
All Other Fees	59,350	103,600
Total Fees	$439,800	$202,454

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

For 2010, this category includes fees for tax return preparation and related tax services and for 2009, this category includes fees for tax return preparation and related tax services and tax advice and tax planning.

All Other Fees

This category includes fees for products and services provided by Grant Thornton that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses. The primary component of these fees is compensation consulting fees.

Pre-Approval of Services

The audit committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the audit committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the audit committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the audit committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2010, except that Mr. Randall Griffin filed a Form 4 relating to one transaction two days late.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2012 Annual Meeting

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) must be received by the Company not later than March 17, 2012, and must otherwise comply with the rules of the SEC for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals should be delivered to The KEYW Holding Corporation, 1334 Ashton Road, Suite A, Hanover, MD 21076, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the 2012 Annual Meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days prior to the anniversary of the date of the Proxy Statement for the preceding year’s annual meeting of stockholders (which will be March 17, 2012), nor earlier than 150 days prior to the date of the Proxy Statement for the preceding year’s Annual Meeting of Stockholders (which will be February 16, 2012). If a stockholder gives notice of such a proposal outside such window, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2012 Annual Meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s 2010 Annual Report accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the Proxy Statement and 2010 Annual Report and/or wishes to receive separate copies of these documents in the future such stockholder may (1) notify its broker or (2) direct its written or oral request to: The KEYW Holding Corporation, 1334 Ashton Road, Suite A, Hanover, MD 21076, Attention: Corporate Secretary, 443-270-5300. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and 2010 Annual Report to any stockholder at a shared address to which a single copy of any of these documents was delivered.

Reference Documents

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE KEYW HOLDING CORPORATION, 1334 ASHTON ROAD, SUITE A, HANOVER, MARYLAND 21076, ATTENTION: CORPORATE SECRETARY. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Directions to The Great Room at Historic Savage Mill
8600 Foundry Street, Savage, Maryland 20763

FROM I-95	MILES
• Take MD-32 East/Fort Meade	1.2
• Take the US-1 North & South exit towards Elkridge/Laurel and Turn Right (South) onto Rt. 1/Washington Blvd.	.5
• Turn Right on Gorman Road (follow Savage Mill signs)	.3
• Turn Right on Foundry Street	.2
• Turn Left on Baltimore Street	.1
• Turn Left on Fair Street and park in The West or “Main” Parking Lot (follow sign to right)	.1

Park as far down in the parking lot as possible as Savage Mill is at the end of the lot.

The Great Room is located on Level 2 in the Old Weave Building. From Parking Lot, walk directly into New Weave Building. You will be on the upper level (Level 1). Go down stairs and continue straight to Old Weave Building. After entering Old Weave Building, follow to right and The Great Room will be directly in front of you.

KEYW

THE KEYW HOLDING CORPORATION ATTN: KIM DECHELLO
1334 ASHTON ROAD
SUITE A
HANOVER, MD 21076

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | 0 | 0 | 0 |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees**

01 WILLIAM I. CAMPBELL 02 PIERRE A. CHAO 03 JOHN G. HANNON 04 KENNETH A. MINIHAN 05 ARTHUR L. MONEY
06 LEONARD E. MOODISPAW 07 CAROLINE S. PISANO

**The Board of Directors recommends you vote FOR proposals 2. and 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the Company. | 0 | 0 | 0 |
| 3. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. | 0 | 0 | 0 |

**The Board of Directors recommends you vote 3 YEARS on the following proposal:**

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 4. Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. | 0 | 0 | 0 | 0 |

**NOTE:** Act upon such other business as may properly come before the Annual Meeting.

02 0000000000

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | 0 | 0 |

Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners attorney, executor, administrator, or other fiduciary, please give full should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

R1.0.0.11699

0000111320_1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

**THE KEYW HOLDING CORPORATION**
**Annual Meeting of Stockholders**
**August 17, 2011 10:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Leonard E. Moodispaw, John E. Krobath and Kimberly J. DeChello, and each of them severally, as proxies of the undersigned, each with full power of substitution, to represent the undersigned at, and to vote all shares of common stock of the The KEYW Holding Corporation which the undersigned may be entitled to vote at, the Annual Meeting of Stockholders of The KEYW Holding Corporation to be held on August 17, 2011 at The Great Room at Historic Savage Mill, 8600 Foundry Street, Savage, Maryland at 10:00 a.m. Eastern Time, and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, in accordance with the instructions set forth on this proxy, and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE SAY ON PAY PROPOSAL, AND FOR THE SELECTION OF "3 YEARS" AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON SAY ON PAY.**

**Continued and to be signed on reverse side**

0000111320_2 R1.0.0.11699